Exhibit 99.1

Xponential Fitness, Inc. Provides Second Quarter 2022 Operating Highlights and Announces Upcoming Earnings Conference Call

Company expects to deliver strong second quarter results and is on track to meet or exceed full-year guidance

IRVINE, Calif., July 27, 2022—Xponential Fitness, Inc. (NYSE: XPOF), the largest global franchisor of boutique fitness brands, today provided second quarter 2022 operating highlights and announced it will release its second quarter 2022 financial results on Thursday, August 11, 2022 after the market closes.

“Xponential Fitness expects to deliver strong results for the second quarter of 2022 and has continued to reinforce its position as the leading provider of boutique fitness globally,” said Anthony Geisler, Chief Executive Officer of Xponential Fitness, Inc. “We saw consistent strength across all of our key operating metrics in the second quarter as consumers continue to prioritize health and wellness as a necessary investment, not discretionary spend. While no one is entirely immune from inflation or overall macroeconomic uncertainty, we are delivering on our expectations. Xponential entered the second half of 2022 on solid ground and is on track to meet or exceed guidance metrics for the year.”

Q2 2022 Operating Highlights

For the quarter ended June 30, 2022, the Company is providing the following preliminary results. Please note that all figures are for North America unless otherwise noted as global:

•	Opened 128 studios, increasing global open studios to 2,357;

•	Sold 251 licenses, increasing total licenses sold to 4,935 across 10 brands globally;

•	Grew total members by 32% year-over-year to 539,000, up from 408,000 in Q2 2021;

•	Grew studio visits by 28% year-over-year to 9.7 million, up from 7.6 million in Q2 2021;

•	Increased system-wide sales(1) to $250 million, up 45% from $172 million in Q2 2021;

•	Delivered same store sales(2) growth of 25%, compared to 129% in Q2 2021; and

•	Achieved Q2 2022 run-rate average unit volume (AUV)(3) of $480,000, compared to $384,000 in Q2 2021.

Second Quarter 2022 Conference Call

Xponential Fitness will release its second quarter 2022 financial results on Thursday, August 11, 2022 after the market closes. Management will host a conference call to discuss the results at 1:30 p.m. PT / 4:30 p.m. ET the same day.

To access the event by telephone, please dial (877) 407-9716 and provide conference ID 13730206 approximately 15 minutes prior to the start time to allow time for registration. International callers should dial +1 (201) 493-6779 and provide the same conference ID.

The call will also be broadcast live over the Internet and can be accessed in the Investor Relations section of Xponential Fitness’ website at https://investor.xponential.com/. To listen to the live webcast, please visit the site at least 15 minutes prior to the start time to register, download and install any necessary audio software.

For those unable to join for the live presentation, a replay of the call will be available after the live presentation through August 25, 2022. To access the replay, dial (844) 512-2921 (U.S. and Canada) or +1 (412) 317-6671 (International) and enter the pin number: 13730206. A replay of the webcast also will be available following the event, accessible in the Investor Relations section of Xponential Fitness’ website at https://investor.xponential.com/.

About Xponential Fitness, Inc.

Xponential Fitness, Inc. (NYSE: XPOF) is the largest global franchisor of boutique fitness brands. Through its mission to make boutique fitness accessible to everyone, the Company operates a diversified platform of ten brands spanning across verticals including Pilates, indoor cycling, barre, stretching, rowing, dancing, boxing, running, functional training and yoga. In partnership with its franchisees, Xponential Fitness offers energetic, accessible, and personalized workout experiences led by highly qualified instructors in studio locations across 48 U.S. states and Canada, and through master franchise or international expansion agreements in 12 additional countries. Xponential Fitness’ portfolio of brands includes Club Pilates, the largest Pilates brand in the United States; CycleBar, the largest indoor cycling brand in the United States; StretchLab, a concept offering one-on-one and group stretching services; Row House, the largest franchised indoor rowing brand in the United States; AKT, a dance-based cardio workout combining toning, interval and circuit training; YogaSix, the largest franchised yoga brand in the United States; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements, and the largest Barre brand in the United States; STRIDE, a treadmill-based cardio and strength training concept; Rumble, a boxing-inspired full-body workout; and BFT, a functional training and strength-based program. For more information, please visit the Company’s website at xponential.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections based on management’s judgment, beliefs, current trends, and anticipated performance, including statements regarding the preliminary financial results and operating highlights for the quarter ended June 30, 2022, timing of earnings release for the second quarter of 2022 and full year 2022 financial guidance. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the impact of the COVID-19 pandemic on our business and franchisees; our relationships with master franchisees and franchisees; difficulties and challenges in opening studios by franchisees; the ability of franchisees to generate sufficient revenues; risks relating to expansion into international markets; loss of reputation and brand awareness; material weakness in our internal control over financial reporting; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the full year ended December 31, 2021 filed by Xponential Fitness with the SEC and other periodic reports filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential Fitness undertakes no duty to update such information, except as required under applicable law.

Footnotes

[1]

System-wide sales represent gross sales by all studios. System-wide sales includes sales by franchisees that are not revenue realized by us in accordance with GAAP. While we do not record sales by franchisees as revenue, and such sales are not included in our consolidated financial statements, this operating metric relates to our revenue because we receive approximately 7% and 2% of the sales by franchisees as royalty revenue and marketing fund revenue, respectively. We believe that this operating measure aids in understanding how we derive our royalty revenue and marketing fund revenue and is important in evaluating our performance. System-wide sales growth is driven by new studio openings and increases in same store sales. Management reviews system-wide sales monthly, which enables us to assess changes in our franchise revenue, overall studio performance, the health of our brands and the strength of our market position relative to competitors.

[2]

Same store sales refer to period-over-period sales comparisons for the base of studios. We define the same store sales base to include studios in North America that have been open for at least 13 calendar months as of the measurement date. Any transfer of ownership of a studio does not affect this metric. We measure same store sales based solely upon monthly sales as reported by franchisees. This measure highlights the performance of existing studios, while excluding the impact of new studio openings. Management reviews same store sales to assess the health of the franchised studios.

[3]

AUV is calculated by dividing sales during the applicable period for all studios being measured by the number of studios being measured. Quarterly run-rate AUV consists of average quarterly sales for all studios that are at least 6 months old at the beginning of the respective quarter, multiplied by four. Monthly run-rate AUV is calculated as the monthly AUV multiplied by twelve, for studios that are at least 6 months old at the beginning of the respective month. AUV growth is primarily driven by changes in same store sales and is also influenced by new studio openings. Management reviews AUV to assess studio economics.

Contact:

Kimberly Esterkin

Addo Investor Relations

investor@xponential.com

(310) 829-5400